KeyW Reports Second-Quarter 2017 Financial Results

•	Second-quarter revenue from continuing operations of $124.1 million;

•	GAAP EPS from continuing operations of $(0.34), including extraordinary items discussed below;

•	Second-quarter adjusted EBITDA from continuing operations (see below) of $10.5 million, 8.5% of revenue;

•	KeyW on schedule to achieve Sotera cost synergies; and

•	Company reaffirms fiscal 2017 financial guidance.

HANOVER, Md., August 9, 2017 (GLOBE NEWSWIRE)-The KeyW Holding Corporation (NASDAQ: KEYW), a pure-play national security solutions provider for the Intelligence, Cyber and Counterterrorism Communities’ toughest challenges, today announced second-quarter 2017 financial and operating results.

CEO Commentary

“KeyW’s performance in the second quarter exceeded our expectations for revenue and met our forecast for adjusted EBITDA. We benefited from accelerated product solutions sales as well as service solutions revenue from both legacy KeyW programs and contracts from our Sotera acquisition. We expect consolidated revenue to increase fairly ratably in the second half of 2017; adjusted EBITDA should grow at a more rapid pace as a result of increased affordable Intelligence, Surveillance and Reconnaissance (ISR) and advanced cyber training and analytics sales and acquisition-related cost synergies,” said Bill Weber, KeyW’s president and chief executive officer.

“We’re on track with the Sotera integration process and expect to meet or exceed our target of $3.5 million in 2017 cost synergies and a meaningfully higher total in 2018 to achieve GAAP EPS accretion. We’re also working to maximize revenue synergies, a benefit that made Sotera an attractive acquisition for us.”

Business Development Highlights

For the second quarter, bookings to backlog totaled $98 million, or 0.8 times revenue. Trailing 12-month contract award values totaled $623 million, or 1.2 times revenue. The company reported having approximately $1.7 billion in proposals submitted and awaiting award.

Second-Quarter 2017 Results from Continuing Operations

Revenue increased by $50.7 million, or 69.1%, for the three months ended June 30, 2017, compared with the three months ended June 30, 2016. The increase is primarily attributable to contracts acquired through the acquisition of Sotera, growth in KeyW’s airborne ISR solutions and higher advanced geospatial intelligence products and solutions sales, partially offset by the completion of certain service solutions contracts.

Operating loss for the second quarter of 2017 was $8.8 million, or -7.1% of revenue, compared with operating income of $5.1 million, or 6.9% of revenue, for the second quarter of 2016. The decrease in operating income and margin resulted from higher operating expenses due to higher acquisition-related and other expenses of $13.3 million, stock compensation costs and higher amortization expense.

Going forward, the company expects to report lower acquisition and related expenses. As a result, KeyW expects to report lower operating expenses and increased operating margin in the second half of 2017, primarily due to cost synergies and greater operational efficiency within the combined organization.

KeyW reported GAAP net loss from continuing operations of $16.7 million, or $0.34 per diluted share, for the second quarter of 2017, largely because of the factors affecting operating loss. There were no discontinued operations in the second quarter of 2017.

Adjusted EBITDA from continuing operations was $10.5 million, or 8.5% of revenue, for the second quarter of 2017, versus $9.4 million, or 12.8% of revenue, in the prior-year period. Second-quarter 2017 adjusted EBITDA from continuing operations increased year-over-year primarily because of the additional revenue acquired in the Sotera acquisition, partially offset by the factors affecting operating loss. Adjusted EBITDA margin decreased primarily because of the increased services content of the additional revenue..

Additional Financial Metrics

KeyW reported total backlog at June 30, 2017, of $1.11 billion, of which $179.8 million was funded, compared with total backlog at March 31, 2017, of $1.14 billion, of which $179.1 million was funded.

Cash flow used in operations for the six months ended June 30, 2017 was $2.8 million, a decrease of $14.9 million compared with the same period in 2016. The decrease was primarily due to one-time invoice payment delays and increased cash expenses related to the acquisition and integration of Sotera. Days sales outstanding (DSO) were 66 days, slightly higher than the first quarter of 2017, as outlined above. Cash and cash equivalents at June 30, 2017 totaled $22.3 million. Borrowings in the second quarter of 2017 included $10 million from the company’s 2017 Credit Facility and $135 million from KeyW’s 2017 Term Loan Facility. At June 30, 2017, the company was in compliance with all of its debt covenants under the 2017 Credit Agreement.

2017 Financial Outlook

KeyW is reiterating the fiscal 2017 guidance it issued on May 3, 2017, based on the company’s financial results for the first half of 2017 and its current outlook for the remainder of 2017. The table below summarizes the company’s fiscal year 2017 guidance:

Fiscal 2017 Guidance
Revenue	$455 million - $485 million
Adjusted EBITDA margin	10% - 11%
Diluted projected share count	48.9 million

“KeyW announced changes to our executive leadership team in the second quarter, adding John Sutton as chief operating officer and Marion Ruzecki as chief people officer. Together, they bring the experience, momentum, operational discipline and people-centric focus necessary to successfully complete the integration of Sotera and prepare for the next phase of growth,” concluded Weber.

Conference Call Information

As previously announced, a conference call has been scheduled to discuss these results today at 5:00 p.m. EDT. At that time, management will review the company's second-quarter 2017 financial results, followed by a question-and-answer session.

Interested parties will be able to connect to our webcast via the Investor Relations page on our website, http://investors.keywcorp.com, on August 9, 2017. We encourage people to register for an email reminder about the webcast on the Events and Presentations link, also found on the Investor Relations page of our website. Interested parties may also listen to the conference call by calling 1-877-853-5645. The International Dial-In access number will be 1-408-940-3868. The conference ID for the event is 51257648.

An archive of the webcast will be available on our website following the call. In addition, a podcast of our conference call will be available for download from the Investor Relations page of our website at approximately the same time as the webcast replay.

About KeyW

KeyW is a pure-play national security solutions provider for the Intelligence, Cyber and Counterterrorism Communities' toughest challenges. We support the collection, processing, analysis and dissemination of information across the full spectrum of their missions. We employ and challenge more than 2,000 of the most talented professionals in the industry with solving such complex problems as preventing cyber threats, transforming data into intelligence and combating global terrorism.

Forward-Looking Statements: Statements made in this press release that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to: statements about our future expectations, plans and prospects; our full-year 2017 revenue, adjusted EBITDA margin and diluted share count estimates under the heading “2017 Financial Outlook”; second half 2017 revenue and adjusted EBITDA growth rates; achievement of cost synergies related to the Sotera acquisition and earnings accretion expected decreased acquisition and other one-time costs and second-half 2017 operating expenses and operating margin; and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “potential,” “opportunities,” and similar expressions. Our actual results, performance or achievements or industry results may differ materially from those expressed or implied in these forward-looking statements. These statements involve numerous risks and uncertainties, including but not limited to, those risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 15, 2017, our prospectus supplement, dated and filed with the SEC on January 27, 2017, with respect to our prospectus, dated December 22, 2016 included in our registration statement amendment on Form S-3/A (Registration No. 333-215115) filed with the SEC on December 21, 2016, and other filings that we make with the SEC from time to time. In addition, our acquisition of Sotera Defense Solutions, completed on April 4, 2017, involves risks and uncertainties, including (i) the inability to successfully implement integration strategies or realize the anticipated benefits of the acquisition, including the possibility that the expected synergies and cost reductions from the acquisition will not be realized or will not be realized within the expected time period; (ii) the increased leverage and interest expense of the combined company and our ability to comply with debt covenants under our secured credit facility entered into on April 4, 2017; (iii) changes in future business conditions that could cause our goodwill, which will increase as a result of the Sotera acquisition, to become impaired, requiring substantial write-downs. (iv) areas of Sotera’s internal controls that may need to be remediated or improved; (v) general economic conditions and/or conditions affecting the parties’ current and prospective customers; and (vi) other risk factors with respect to acquisitions contained in section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2016 and other filings that we make with the SEC from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. KeyW is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise, unless required by law.

Contacts:
Heather Williams Corporate Media Relations 443.733.1613 communications@keywcorp.com
Mike Alber Chief Financial Officer 443.733.1600 investors@keywcorp.com

THE KeyW HOLDING CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (unaudited)
(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Revenue	$124,058	$73,346	$192,314	$146,988
Cost of revenue	94,181	49,467	142,070	100,264
Operating expenses	36,159	17,345	56,143	33,784
Intangible amortization expense	2,489	1,467	4,139	2,935
Operating (loss) income	(8,771)	5,067	(10,038)	10,005
Non-operating expense, net	4,777	2,531	7,394	4,164
(Loss) earnings before income taxes from continuing operations	(13,548)	2,536	(17,432)	5,841
Income tax expense, net on continuing operations	3,124	2,972	3,124	4,367
Net (loss) income from continuing operations	(16,672)	(436)	(20,556)	1,474
Loss before income taxes from discontinued operations	—	(9,136)	—	(26,945)
Income tax benefit, net on discontinued operations	—	—	—	(490)
Net loss on discontinued operations	—	(9,136)	—	(26,455)
Net Loss	$(16,672)	$(9,572)	$(20,556)	$(24,981)

Weighted average common shares outstanding
Basic	49,546	40,359	48,061	40,087
Diluted	49,546	40,359	48,061	40,741

Basic net (loss) earnings per share:
Continuing operations	$(0.34)	$(0.01)	$(0.43)	$0.04
Discontinued operations	—	(0.23)	—	(0.66)
Basic net loss per share	$(0.34)	$(0.24)	$(0.43)	$(0.62)

Diluted net (loss) earnings per share:
Continuing operations	$(0.34)	$(0.01)	$(0.43)	$0.04
Discontinued operations	—	(0.23)	—	(0.65)
Diluted net loss per share	$(0.34)	$(0.24)	$(0.43)	$(0.61)

THE KeyW HOLDING CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (unaudited)
(In thousands, except par value per share amounts)

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$22,266	$41,871
Receivables	90,022	43,141
Inventories, net	17,378	15,178
Prepaid expenses	3,397	1,350
Income tax receivable	363	318
Assets of discontinued operations	—	3,000
Total current assets	133,426	104,858

Property and equipment, net	44,130	40,615
Goodwill	491,999	290,710
Other intangibles, net	27,181	7,871
Other assets	3,029	1,399
TOTAL ASSETS	$699,765	$445,453
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolver	$10,000	$—
Accounts payable	19,956	6,913
Accrued expenses	22,100	9,941
Accrued salaries and wages	29,882	15,122
Term loan – current portion	6,750	—
Deferred revenue	6,890	3,760
Liabilities of discontinued operations	—	1,185
Total current liabilities	95,578	36,921

Convertible senior notes, net of discount	135,711	132,482
Term loan – non-current portion, net of discount	123,511	—
Non-current deferred tax liability, net	33,394	30,409
Other non-current liabilities	12,398	12,705
TOTAL LIABILITIES	400,592	212,517
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5 million shares authorized, none issued	—	—
Common stock, $0.001 par value; 100 million shares authorized, 49,674 and 40,977 shares issued and outstanding	50	41
Additional paid-in capital	420,667	333,883
Accumulated deficit	(121,544)	(100,988)
Total stockholders’ equity	299,173	232,936
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$699,765	$445,453

THE KeyW HOLDING CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	Six months ended June 30,
	2017	2016
Net loss	$(20,556)	$(24,981)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock compensation	2,098	1,147
Depreciation and amortization expense	7,797	7,437
Impairment of Commercial Cyber Solutions goodwill	—	6,980
Non-cash interest expense	3,474	3,120
Gain on disposal of assets	—	(3,447)
Loss on sale of assets held for sale	—	3,568
Write-off of deferred financing costs	—	340
Deferred taxes	3,127	3,870
Changes in assets and liabilities, net of effects of acquisitions:
Receivables	(6,086)	18,294
Inventories, net	(2,200)	(1,502)
Prepaid expenses	(532)	(1,421)
Accounts payable	6,036	(4,811)
Accrued expenses	5,530	3,464
Other non-current assets/liabilities	(1,534)	63
Net cash (used in) provided by operating activities	(2,846)	12,121
Cash flows from investing activities:
Acquisitions, net of cash acquired	(236,091)	—
Purchases of property and equipment	(5,674)	(3,758)
Proceeds from sale of assets	—	16,226
Net cash (used in) provided by investing activities	(241,765)	12,468
Cash flows from financing activities:
Proceeds from stock issuance, net	84,586	—
Proceeds from issuance of term note	135,000	—
Issuance cost of term loan and revolving credit facility	(4,689)	—
Proceeds from revolver, net	10,000	—
Proceeds from option and warrant exercises, net	109	2,114
Net cash provided by financing activities	225,006	2,114
Net (decrease) increase in cash and cash equivalents	(19,605)	26,703
Cash and cash equivalents at beginning of period	41,871	21,227
Cash and cash equivalents at end of period	$22,266	$47,930
Supplemental disclosure of cash flow information:
Cash paid for interest	$4,007	$1,959
Cash paid for taxes	$16	$83

Non-GAAP Financial Measures

Adjusted EBITDA from continuing operations, and estimated adjusted EBITDA margin, as defined by KeyW, are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP. The adjusted EBITDA from continuing operations reconciliation table and adjusted EBITDA as percentage of full year revenue guidance reconciliation table below provide a reconciliation of these non-U.S. GAAP financial measures to net income (loss) from continuing operations and estimated net income (loss) from continuing operations margin, the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. Adjusted EBITDA from continuing operations and adjusted EBITDA margin should not be considered as an alternative to net income, net income margin, operating income or any other measure of financial performance calculated and presented in accordance with U.S. GAAP. Our adjusted EBITDA from continuing operations and adjusted EBITDA margin may not be comparable to similarly titled measures of other companies because other companies may not calculate adjusted EBITDA from continuing operations, adjusted EBITDA margin or similarly titled measures in the same manner as we do. We prepare adjusted EBITDA from continuing operations and adjusted EBITDA margin to eliminate the impact of items that we do not consider indicative of our core operating performance. We encourage you to evaluate these adjustments and the reasons we consider them appropriate.

We believe adjusted EBITDA from continuing operations and adjusted EBITDA margin are useful to investors in evaluating our operating performance for the following reasons:

•
we have various non-recurring transactions or non-operating transactions and expenses that directly impact our net income from continuing operations. Adjusted EBITDA from continuing operations is intended to approximate the net cash provided by operations by adjusting for non-recurring or non-operating items; and

•	securities analysts use adjusted EBITDA from continuing operations as a supplemental measure to evaluate the overall operating performance of companies.

Our board of directors and management use adjusted EBITDA from continuing operations:

•	as a measure of operating performance;

•	to determine a significant portion of management's incentive compensation;

•	for planning purposes, including the preparation of our annual operating budget; and

•	to evaluate the effectiveness of our business strategies.

Although adjusted EBITDA from continuing operations is frequently used by investors and securities analysts in their evaluations of companies, adjusted EBITDA from continuing operations has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Some of these limitations are:

•	adjusted EBITDA from continuing operations does not reflect our cash expenditures or future requirements for capital expenditures or other contractual commitments;

•	adjusted EBITDA from continuing operations does not reflect changes in, or cash requirements for, our working capital needs;

•	adjusted EBITDA from continuing operations does not reflect interest expense or interest income;

•	adjusted EBITDA from continuing operations does not reflect cash requirements for income taxes;

•	adjusted EBITDA from continuing operations does not include non-cash expenses related to stock compensation;

•	adjusted EBITDA from continuing operations does not include acquisition costs and other adjustments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and adjusted EBITDA from continuing operations does not reflect any cash requirements for these replacements; and

•	other companies in our industry may calculate adjusted EBITDA from continuing operations or similarly titled measures differently than we do, limiting its usefulness as a comparative measure.

THE KeyW HOLDING CORPORATION AND SUBSIDIARIES
ADJUSTED EBITDA FROM CONTINUING OPERATIONS RECONCILIATION TABLE
(in thousands and unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net (Loss) Income from Continuing Operations	$(16,672)	$(436)	$(20,556)	$1,474
Depreciation	2,225	1,931	3,657	3,486
Intangible Amortization	2,489	1,467	4,139	2,935
Stock Compensation Amortization	1,140	669	2,098	1,147
Interest Expense	4,914	2,614	7,523	5,579
Tax Expense	3,124	2,972	3,124	4,367
Acquisition Costs and Other Adjustments	13,324	185	15,011	(1,124)
Adjusted EBITDA	$10,544	$9,402	$14,996	$17,864

Adjusted EBITDA as Percentage of Full Year Revenue Guidance Reconciliation Table
(shown as % of Revenue)

	Fiscal Year 2017 Estimate
	Low	High
Net (Loss) Income from Continuing Operations	(2.7)%	0.5%
Depreciation	1.5%	1.5%
Intangible Amortization	1.8%	1.7%
Stock Compensation Amortization	0.9%	0.8%
Interest Expense	3.6%	3.4%
Tax Expense	1.6%	0.0%
Acquisition Costs and Other Adjustments	3.3%	3.1%
Adjusted EBITDA	10.0%	11.0%

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